Exhibit 99.5

Contact:	Carl D. Mautz
Chief Financial Officer
Watson Wyatt
(703) 258-7556

FOR IMMEDIATE RELEASE

WATSON WYATT & COMPANY HOLDINGS CHANGES NAME TO

WATSON WYATT WORLDWIDE, INC.

New Name Reflects Recent Acquisition of European Partner

WASHINGTON, D.C. – January 3, 2006 – Watson Wyatt & Company Holdings (NYSE: WW) announced that it has changed its name to Watson Wyatt Worldwide, Inc. effective January 1, 2006.  The Company’s common stock will continue to trade on the New York Stock Exchange under its existing symbol, WW.

John Haley, president and chief executive officer of Watson Wyatt Worldwide, Inc. remarked, “In recognition of our acquisition of our European alliance partner, Watson Wyatt LLP, in July 2005, we are changing our holding company’s name to match the name under which our alliance has pursued global business opportunities since 1995: Watson Wyatt Worldwide.  We believe this better reflects our global capabilities and identity in the marketplace.”

About Watson Wyatt Worldwide

Watson Wyatt Worldwide is a leading global human capital and financial management consulting firm.  The firm specializes in employee benefits, human capital strategies, technology solutions, and insurance and financial services with approximately 6,000 associates in 30 countries.

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